Exhibit 4.4

EXECUTION VERSION

GUARANTEE

by

DANAHER CORPORATION

Related to the

4.150% SENIOR NOTES DUE 2031

of

VERALTO CORPORATION

Dated as of September 19, 2023

GUARANTEE dated as of September 19, 2023 (as amended from time to time, this “Guarantee”), made by Danaher Corporation, a Delaware corporation (the “Guarantor”), in favor of (a) the Holders (as defined in the Indenture (as defined below)) of 4.150% Senior Notes due 2031 (the “Securities”) of Veralto Corporation, a Delaware corporation (the “Issuer”), and (b) Deutsche Bank Trust Company Americas, as trustee under the Indenture with respect to the Securities (including any of its successors under the Indenture, the “Trustee”).

Section 1.          Guarantee.  The Guarantor hereby unconditionally guarantees (i) to the Holders from time to time of the Securities and to the Trustee, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, on and interest on each series of Securities and (ii) to the Trustee, as primary obligor and not merely as surety, the full and punctual payment when due, of all amounts due to the Trustee pursuant to Section 7.07 of the Indenture (collectively, the “Obligations”), according to the terms of the Securities and as set forth in the Indenture dated as of the date hereof (as amended, modified or otherwise supplemented from time to time with applicability to the Securities, the “Indenture”), between the Issuer and the Trustee, in each case subject to any applicable grace period or notice requirement or both. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing guarantee of payment and performance and not merely of collectability. The Guarantor will make any payments due hereunder in euro (as defined in the Indenture) in immediately available funds, provided that, if on or after the date hereof, the euro is unavailable to the Guarantor due to the imposition of exchange controls or other circumstances beyond the Guarantor’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities will be made in U.S. dollars until the euro is again available to the Guarantor or so used. In such circumstances, the amount payable on any date in euro will be converted by the Guarantor into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the Securities so made in U.S. dollars will not constitute a breach of this Guarantee. Neither the Trustee nor the Paying Agent (as defined in the Indenture) shall have any responsibility for any calculation or conversion in connection with this Section 1. The provisions of Section 4.14 of the Indenture apply to this Guarantee as if set forth herein, mutatis mutandis.

Section 2.          Guarantee Absolute.  The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture and the Securities, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders of the Securities with respect thereto.  Subject to Section 3, the liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

(a)       any lack of validity or enforceability of the Indenture, the Securities or any other agreement or instrument relating thereto;

(b)       any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture; or

(c)       any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Issuer (other than as set forth in Section 3 and other than the defense of prior payment).

Section 3.          Termination of Guarantee.

(a)       This Guarantee shall terminate and be released, and the obligations of the Guarantor under this Guarantee shall cease to exist, with respect to a particular series of Securities, upon payment in full of the Obligations with respect to such series of Securities.

(b)       Unless earlier terminated and released pursuant to Section 3(a), this Guarantee shall automatically and unconditionally terminate and be released, and all obligations of the Guarantor under this Guarantee shall automatically cease to exist, without any further action or consent from the Trustee, any Holder of Securities or any other Person (as defined in the Indenture), upon the earlier to occur of (i) the separation of the Issuer from the Guarantor and the distribution by the Issuer of all of the Issuer’s issued and outstanding shares of common stock to the holders of the Guarantor’s common stock (provided that fractional shares that holders of the Guarantor would otherwise have been entitled to receive will be aggregated into whole shares and sold in the public market by the Guarantor’s distribution agent, and provided further that certain benefit plans held or sponsored by the Guarantor may hold shares of the Guarantor and as a result may receive and hold certain shares of the Issuer immediately following the separation and distribution) (the “Separation and Distribution”) or (ii) with respect to any series of Securities, the consummation of a satisfaction and discharge, a legal defeasance or a covenant defeasance relating to such series of Securities in accordance with the provisions of the Indenture or otherwise in accordance with the provisions of the Indenture.  The Trustee and each Holder of the Securities shall be deemed to consent to such termination and release, without any action on the part of the Trustee or any Holder of the Securities or any other Person, upon the Separation and Distribution, satisfaction and discharge, legal defeasance, or covenant defeasance, as applicable.  The Trustee shall be notified by the Issuer or Guarantor to such termination and release of the Guarantee upon the Separation and Distribution, satisfaction and discharge, legal defeasance, or covenant defeasance, as applicable. The Trustee shall, at the Guarantor’s request and expense, as soon as practicable execute and deliver to the Guarantor any documents that the Guarantor shall reasonably request to evidence such termination and release.

Section 4.          Limitation on Obligations Guaranteed.

(a)      Notwithstanding any other provision hereof, the right of recovery against the Guarantor hereunder shall not exceed $1.00 less than the lowest amount that would render the Guarantor’s obligations hereunder void or voidable under applicable law.  The Holders, the Trustee and the Guarantor hereby agree that the guarantee of the Obligations by the Guarantor hereunder at any time shall be limited to the maximum amount as will not result in this Guarantee constituting a fraudulent transfer or conveyance after giving full effect to the liability under this Guarantee.   To the fullest extent permitted by applicable law, this Section 4(a) shall be solely for the benefit of the Trustee, creditors and representatives of creditors of the Guarantor and not for the benefit of the Guarantor or the holders of any equity interest in the Guarantor.

(b)          The Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of the Guarantor under Section 4(a) without impairing this Guarantee or affecting the rights and remedies of the Holders or the Trustee hereunder.

Section 5.          Waiver; Subrogation.

(a)       The Guarantor hereby waives notice of acceptance of this Guarantee, diligence, presentment, marshaling, demand of payment, notice of dishonor, notice of default and notice of nonpayment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding filed first against the Issuer, protest or notice with respect to the Securities or the indebtedness evidenced thereby and all demands whatsoever.

(b)          The Guarantor shall be subrogated to all rights of the Trustee or the Holders of any Securities against the Issuer in respect of any amounts paid to the Trustee or such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of, or based upon, such right of subrogation until all Obligations shall have been paid in full.

Section 6.          No Waiver; Remedies.  No failure on the part of the Trustee or any Holder of any series of Securities to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.          Transfer of Interest.  This Guarantee shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by any Holder of Securities, the Trustee, and by their respective successors, transferees and assigns, pursuant to the terms hereof.  This Guarantee shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any other Person.

Section 8.          Amendment.

(a)       The Guarantor and the Trustee may amend this Guarantee at any time for any purpose without the consent of any Holder of Securities of any series; provided, however, that if such amendment adversely affects the rights of the Holders of any series of Securities in any material respect, the prior written consent of each Holder of each affected series of Securities shall be required.

(b)       No amendment or modification in respect of this Guarantee will be effective unless in writing and executed by each of the parties hereto.

(c)       The Trustee shall be entitled to receive and fully rely upon an Officers’ Certificate (as defined in the Indenture) as to whether or not the Holders of Securities would be adversely affected in any material respect by any amendment to this Guarantee and any such determination shall be conclusive upon the Holders of all Securities, whether theretofore or thereafter authenticated and delivered.  The Trustee shall not be obligated to enter into any amendment which adversely affects in any material respect the Trustee’s own rights, duties or immunities under this Guarantee in a manner which is not reasonably acceptable to the Trustee.

Section 9.          Governing Law.  THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE GUARANTOR AND THE TRUSTEE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Each of the parties hereto agrees that any legal action or proceeding with respect to or arising out of this Guarantee may be brought in or removed to the courts of the State of New York or of the United States of America, in each case located in the borough of Manhattan, the City of New York. By execution and delivery of this Guarantee, each of the parties hereto accepts, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of the parties hereto, other than the Trustee, irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction. Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Guarantee brought before the foregoing courts on the basis of forum non-conveniens.

Section 10.        No Recourse Against Others.  A director, officer, employee, stockholder, partner or other owner of the Guarantor, as such, shall not have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 11.        Reports by Guarantor.

(a)       The Guarantor shall file with the Trustee and the Securities and Exchange Commission (the “Commission”), and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended (the “TIA”) at the times and in the manner provided pursuant to the TIA; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be filed with the Trustee within 15 days after the same is so filed with the Commission; provided that all such documents or reports referred to in this Section 11 that the Guarantor files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee and transmitted to Holders at the time such documents are filed via the EDGAR system (or any successor system).

(b)        If the Guarantor is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Guarantor shall furnish to all Holders of the Securities, for so long as such Securities constitute “restricted securities” under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and prospective purchasers of such Securities designated by the Holders thereof, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

The Trustee shall have no obligation to determine if and when the Issuer’s statements or reports are publicly available and accessible electronically.

Section 12.        Separability.  In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

Section 13.        Headings.  The section headings of this Guarantee have been inserted for convenience of reference only, are not to be considered a part of this Guarantee and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.        Notices, Etc., to the Guarantor.  Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Guarantee to be made upon, given or furnished to, or filed with, the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to the address last furnished in writing to the Trustee by the Guarantor, or, if no such address has been furnished, Danaher Corporation, Attention: Vice President and Treasurer, 2200 Pennsylvania Avenue, NW, Suite 800, Washington, DC 20037, phone number: (202) 828-0850, e-mail: [   ].

Section 15.        Rights of the Trustee.  The Trustee shall have no duties under this Guarantee other than those expressly set forth herein, and in entering into or in taking (or forbearing from) any action under or pursuant to this Guarantee, the Trustee shall have and be protected by all of the rights, powers, immunities, indemnities and other protections granted to it under the Indenture as if the same were included in this Guarantee.

Section 16.        Counterparts, Originals and E-Signatures.  This Guarantee may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The parties hereto agree that this Guarantee, any documents to be delivered pursuant to this Guarantee and any notices hereunder (the “Executed Documentation”) may be transmitted between them by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Guarantee as to the parties hereto and may be used in lieu of the original Guarantee for all purposes.  The words “execution,” “signed,” “signature,” and words of like import in this Guarantee or any agreement entered into in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (e.g. DocuSign). When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising therefrom if such Executed Documentation (a) is not an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) conflicts with, or is inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person.  The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties. The Trustee may authenticate the Global Notes by manual, electronic or facsimile signature.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DANAHER CORPORATION

By:	/s/ Frank McFaden
	Name:	Frank McFaden
	Title:	Vice President and Treasurer

[Signature Page to Euro Guarantee]

Agreed and Accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee under the Indenture

By:	/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Title:	Vice President

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

[Signature Page to Euro Guarantee]